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                                                                      EXHIBIT 16



                               GERALD R. PERLSTEIN
                           Certified Public Accountant
                      1260 S. Beverly Glen Blvd., Suite 106
                              Los Angeles, CA 90024

                                 -------------

                            Telephone (310) 275-4650
                               Fax (310) 275-4611

                                 August 16, 1999


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Re:      Stan Lee Media, Inc.
         Commission File Number 0-28530


Ladies and Gentlemen:

         I have been presented with, and have reviewed, a copy of Form 8-K dated August 16, 1999, proposed to be filed by Stan Lee Media, Inc. ("Registrant") with the Securities and Exchange Commission, including the disclosures by Registrant pursuant to Item 304(a) of Regulation S-K.

         Please be advised that I agree in all respects with the statements made by the Registrant in response to Item 304(a) of Regulation S-K.




                                        Yours truly,



                                        /s/ Gerald R. Perlstein
                                        ---------------------------------------
                                        Gerald R. Perlstein
                                        Certified Public Accountant